Exhibit 10.30

THE NOTE OFFERED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND HAS NOT BEEN QUALIFIED UNDER THE SECURITIES LAWS OF ANY OTHER STATE. THE NOTE CANNOT BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION OR QUALIFICATION UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS THEN AVAILABLE.

PROMISSORY NOTE

$250,000	March 23, 2009
Los Angeles, CA

FOR VALUE RECEIVED, the undersigned, FVA Ventures, Inc., a California C Corporation (the “Debtor”), promises to pay in equal parts to the order of Mr. Ryan Blair, Mr. Nick Sarnicola, Mr. Blake Mallen and ROPART ASSET MANGEMENT FUND, LLC (the “Holders”), the principal sum of TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000), together with interest at a rate equal to ten percent (10%) per annum-on the outstanding principal balance. The principal balance of this Note and interest thereon is repayable in whole or in part only after such time as the Debtor has satisfied and will continue to satisfy after giving effect to the repayment of any of this note, all of the covenants associated with the Loan and Security Agreement dated July 30, 2008, as amended, between itself, ViSalus Holdings, LLC and Blyth VSH Acquisition Corp. otherwise than by waiver of any of such covenants.

1. PAYMENTS AND INTEREST.

1.1	Computation. Interest will be computed on the basis of a 360-day year and a 30-day month.

1.2	Interest Rate. This Note shall bear interest at the rate of ten percent (10%) per annum on the outstanding principal balance.

1.3	Payments. The interest on this Note shall be payable quarterly on first Friday of the month following each quarter, subject to the final sentence of the first paragraph of this Note.

2. NO SECURITY. This Note is an unsecured obligation of the Debtor.

Promissory Note

3. ATTORNEYS’ FEES. The Debtor agrees to pay the following costs, expenses, and attorneys’ fees paid or incurred by the Holders, or adjudged by a court: (i) reasonable costs of collection, costs, and expenses, and reasonable attorneys’ fees paid or incurred in connection with the collection or enforcement of this Note, whether or not suit is filed; and (ii) costs of suit and such sum as the court may adjudge as attorneys’ fees in any action to enforce payment of this Note or any part of it.

4. SEVERABILITY. If any provision of this Note is invalid by operation of any law or interpretation placed thereon by any court, this Note shall be construed as not containing such provision and all other provisions of this Note which are otherwise lawful shall remain in full force and effect, and to this end the provisions of this Note are declared to be severable.

5. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of Michigan as those laws are applied to written contracts between residents of such jurisdiction to be performed within such jurisdiction.

6. ASSIGNMENT. The Holders shall not assign this Note without the prior written consent of the Debtor.

7. FORBEARANCE NOT A WAIVER. No delay or omission on the part of the Holders in exercising any rights under this Note, on default by the Debtor, shall operate as a waiver of such right or of any other right under this Note or other agreements, for the same default or any other default.

8. MANNER OF NOTIFICATION. Any notice to the Debtor provided for in this Note shall be given by personal delivery or by mailing such notice by first class or certified mail, return receipt requested, addressed to the Debtor at the address stated below, or to such other address as the Debtor may designate by written notice to the Holders. Any notice to the Holders shall be given by personal delivery or by mailing such notice by first class or certified mail, return receipt requested, to the Holders at the address stated below, or at such other address as may have been designated by written notice to the Debtor. Mailed notices shall be deemed delivered and received on the delivery date as shown on the postal return receipt or the receipt furnished by an independent courier service, and any notices transmitted by confirmed facsimile transmission will be deemed delivered and received as of the date of the transmission.

9. TREATMENT OF NOTE. To the extent permitted by generally accepted accounting principles, the Debtor will treat, account and report this Note as a debt and not equity for all purposes and with respect to any returns filed with federal, state or local tax authorities.

10. HEADINGS; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

Promissory Note

11. SUBORDINATION. This Note is subordinate to any and all loans to Blyth VSH Acquisition Corp. and any of its affiliated entities. Subject to the pre- approval by the Holders, this Note shall be subordinate to any operating and working capital loans and notes which the Debtor issues after the date hereof. Such pre-approval will not be unreasonably withheld.

DEBTOR:

FVA VENTURES, INC. a California C Corporation

By:	/s/ John Tolmie
Name:	John Tolmie
Title:	Senior Vice President of Finance and Administration

Address:

1607 E. Big Beaver
Rd. Suite #110
Troy, Ml
48084

Note Holders Addresses:

Mr. Ryan Blair, Mr. Blake Mallen and Mr. Nick Sarnicola

each c/o ViSalus Sciences

6300 Wilshire Blvd

Suite 1440

Los Angeles, CA

90048

Ropart Asset Management Fund

LLC One East Weaver St.

Greenwich, CT

06831